Exhibit 31.2

PRINCIPAL FINANCIAL OFFICER’S CERTIFICATIONS
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Russell, certify that:

1.I have reviewed this annual report on Form 10-K/A of LM Funding America, Inc.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 30, 2021

By:/s/ Richard Russell.
Richard Russell Chief Financial Officer